Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

Dated as of [___], 2023

between

CONIFER HOLDINGS, INC.,
as Issuer,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

to

Indenture

Dated as of September 24, 2018

9.75% Senior Unsecured Notes due 2028

TABLE OF CONTENTS

This SECOND SUPPLEMENTAL INDENTURE, dated as of [____], 2023 (this “Second Supplemental Indenture”), between Conifer Holdings, Inc., a Michigan corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”), supplementing the Indenture, dated as of September 24, 2018 (the “Original Indenture”), between the Company and the Trustee.

RECITALS

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Company’s senior unsecured notes (the “Notes”), to be issued from time to time in one or more series as might be determined by the Company under the Original Indenture:

WHEREAS, pursuant to the terms of the Original Indenture, including Sections 3.01 and 11.02(j) thereof, and this Second Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of Notes to be known as the 9.75% Senior Unsecured Notes due 2028 (the “Senior Notes”), the form and substance of such Senior Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Senior Notes, execute and deliver this Second Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I
SENIOR NOTES

SECTION 1.01
Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a)
a term not defined herein that is defined in the Original Indenture has the same meaning when used in this Second Supplemental Indenture;

(b)
the definition of any term in this Second Supplemental Indenture that is also defined in the Original Indenture shall for the purposes of this Second Supplemental Indenture supersede the definition of such term in the Original Indenture;

(c)
a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(d)
the definition of a term in this Second Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, with respect to any series of Notes issued prior to the date of this Second Supplemental Indenture, is concerned;

(e)
the singular includes the plural and vice versa;

(f)
headings are for convenience of reference only and do not affect interpretation; and

(g)
the following terms have the meanings given to them in this Section 1.01(g):

“Applicable Tax Law” shall have the meaning specified in Section 2.10.

“Final Stated Maturity” means [____], 2028.

“Interest Payment Date” means [____] of each year, commencing [____], 2023.

“Original Issue Date” means [____], 2023.

“Redemption Date” means the date fixed for the redemption of the Senior Notes by or pursuant to the Indenture.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding [____], as the case may be (whether or not a Business Day).

SECTION 1.02
Establishment.

(a)
There is hereby established a new series of Notes to be issued under the Indenture, to be designated as the Company’s 9.75% Senior Unsecured Notes due 2028.

(b)
There are to be authenticated and delivered the Senior Notes, initially limited in aggregate principal amount to $25,000,000 (1,000,000 units of $25 each), and no further Senior Notes shall be authenticated and delivered except as provided by Sections 2.04, 3.06, 3.07, 3.10 or 11.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes (except that if any such additional Senior Notes are not fungible with the Senior Notes initially issued hereunder for U.S. federal income tax purposes or U.S. securities law purposes, such additional Senior Notes shall have a separate CUSIP number), except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. The Senior Notes shall be issued in fully registered form.

(c)
The Senior Notes shall be issued in the form of one or more Global Notes, registered in the name of the Depository (as defined below) or its nominee. Each Global Note and the Trustee’s Certificate of Authentication thereof shall be in substantially the form set forth in Exhibit A hereto. The initial depository with respect to the Senior Notes shall be The Depository Trust Company, New York, New York (the “Depository”).

Each Senior Note shall be executed by manual, facsimile or other electronic methods by one officer of the Issuer as specified in Section 3.04 of the Original Indenture and shall dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.03
Payment of Principal and Interest.

(a)
The principal of the Senior Notes shall be due at Final Stated Maturity. The unpaid principal amount of the Senior Notes shall bear interest at the rate of 9.75% per year until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date, commencing [____], 2023, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Final Stated Maturity or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08 of the Original Indenture.

(b)
Payments of interest on the Senior Notes will include interest accrued from the most recent date to which interest has been paid (or the Original Issue Date if no interest has been paid) to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c)
In the event that any date on which any amount is payable on the Senior Notes is not a Business Day (including an Interest Payment Date, Final Stated Maturity and any Redemption Date), then such payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(d)
The Trustee is hereby designated as paying agent for the Senior Notes and all payments of the principal of, and premium, if any, and interest due on the Senior Notes with respect to such principal on the Final Stated Maturity or upon redemption will be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee in the United States.

(e)
The principal of, and premium, if any, and interest due on the Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject, in the case of a Global Note, to the applicable procedures of the Depository, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee; provided, however, that with respect to all payments of principal and interest with respect to a Senior Note owned by a Person who owns at least $5,000,000 aggregate principal amount of Senior Notes, the Company shall provide at least 10 Business Days prior written notice of any payment by wire transfer to such Person;

SECTION 1.04
Denominations.

The Senior Notes may be issued in minimum denominations of $25, or any integral multiples of $25 in excess thereof or in units, each representing $25.

SECTION 1.05
Global Notes.

(a)
Except under the limited circumstances described below, Senior Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Notes described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

(b)
Except as otherwise provided in this Second Supplemental Indenture, owners of beneficial interests in such Global Notes will not be considered the holders thereof for any purpose under the Indenture, and no Global Note representing a Senior Note shall be exchangeable, except for another Global Note of like denomination and to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of holders of such Global Notes shall be exercised only through the Depository.

(c)
A Global Note shall be exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Senior Notes or if at any time the Depository shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depository is required to be so registered and the Depository so notifies the Company and, in each case, the Company does not appoint a successor Depository within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Senior Notes or (iii) subject to the applicable procedures of the Depository, the Company in its sole discretion determines that the Senior Notes shall be exchangeable for Senior Notes in definitive registered form and executes and, in each case, delivers to the Note Registrar a written order of the Company providing that the Senior Notes shall be so exchangeable, the Senior Notes shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for the Senior Notes shall be in minimum denominations of $25, or any integral multiples of $25 in excess thereof or in units, each unit representing $25, and be of like aggregate principal amount and tenor as the portion of the Senior Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any paying agent, the Note Registrar or any of their agents shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Senior Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Note that is exchangeable pursuant to this Section 1.05(c) shall be exchangeable for Senior Notes registered in such names as the Depository shall direct.

SECTION 1.06
Transfer.

The Trustee is hereby designated as Note Registrar for the Senior Notes. The provisions of Section 3.06 of the Original Indenture will apply to the Senior Notes.

SECTION 1.07
Defeasance.

The provisions of Sections 13.01 and 13.02 of the Original Indenture will apply to the Senior Notes.

SECTION 1.08
Redemption at the Option of the Company.

(a)
Subject to Article 4 of the Original Indenture, at any time and from time to time on [______] or on any Interest Payment Date thereafter, the Senior Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b)
If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of the Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in minimum amounts of $25 and integral multiples of $25 in excess thereof and shall thereafter promptly notify the Company in writing of the number of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Notes, interests in such Global Notes shall be selected for redemption by the Depository in accordance with its applicable procedures therefor.

SECTION 1.09
No Sinking Fund or Repurchase at the Option of Holders.

The Senior Notes shall not be entitled to any sinking fund. The Company will not be obligated to redeem or repurchase any Senior Notes at the option of the Holders.

SECTION 1.10
No Conversion or Exchange Rights.

The Senior Notes shall not be convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

SECTION 1.11
Material Subsidiaries.

(a)
Subject to Section 1.11(c), the Company shall not:

(i)
directly or indirectly, sell, assign, pledge, transfer or otherwise dispose, and shall not permit any of its subsidiaries to, directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of, shares of voting capital stock, or securities convertible into voting stock, or options, warrants or rights to subscribe for or purchase voting capital stock of a Material Subsidiary; or

(ii)
permit a Material Subsidiary to issue, sell or otherwise dispose of any shares of its voting capital stock or securities convertible into its voting capital stock or options, warrants or rights to subscribe for or purchase its voting capital stock, unless the Company will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of the Material Subsidiary after giving effect to such transaction; provided that this Section 1.11(a)(ii) shall not apply to a transaction subject to the provisions of Article 12 of the Original Indenture.

(b)
Subject to Section 1.11(c) below, the Company shall not permit any Material Subsidiary to:

(i)
merge or consolidate with or into any corporation or other Person, unless such Material Subsidiary is the surviving corporation or Person, or unless the Company will own, directly or indirectly, at least 90% of the surviving corporation’s issued and outstanding voting stock;

(ii)
lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other Person (other than the Company), unless the Company will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of that corporation or other Person; or

(iii)
pay any dividend in a Material Subsidiary’s voting capital stock or make any other distribution in its voting capital stock, other than to the Company or its other Subsidiaries, unless the Material Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest of the Senior Notes.

(c)
Notwithstanding Section 1.11(a) and (b), the Company may agree to any merger or consolidation or sale, lease, assignment, pledge or transfer of securities, properties or assets of or with respect to a Material Subsidiary if: (i) required by law and such lease, sale, assignment or transfer of securities is made to any Person for the purpose of the qualification of such Person to serve as a director; (ii) such lease, sale, assignment or transfer of securities is made by the Company or any of its Subsidiaries acting in a fiduciary capacity for any Person other than the Company or any of its Subsidiaries; (iii) made in connection with the consolidation of the Company with or the sale, lease or conveyance of all or substantially all of the assets of the Company to, or merger of the Company with or into, any other Person (which transaction will be subject to the provisions of Article 12 of the Original Indenture); or (iv) it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by the Company of another entity; provided that in the case of (iv) only, after giving effect to such acquisition, (A) at least 90% of the issued and outstanding voting stock of such entity will be owned, directly or indirectly, by the Company and (B) the Company’s consolidated assets will be at least equal to 70% of its consolidated assets prior to the acquisition; provided that the foregoing shall not prohibit the Company or a Material Subsidiary from pledging any assets to secure borrowings incurred in the ordinary course of business.

(d)
The Company shall not, and it shall not permit any of its subsidiaries to, incur debt for borrowed money, commitments for the extension of debt for borrowed money or other obligations in excess of the greater of (i) $10,000,000 and (ii) 10% of shareholders’ equity as reported in the most recent consolidated financial statements of the Company filed with the U.S. Securities and Exchange Commission, in each case in the aggregate, which is secured by any shares of voting stock of a Material Subsidiary (or securities convertible into, or options. warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the Senior Notes equally and ratably with that secured debt; provided, however, that this Section 1.11(d) shall not apply to the extent that the Company continues to own, directly or indirectly, at least 90% of the issued and outstanding voting stock of each Material Subsidiary (treating that encumbrance as a transfer of those shares to the secured party); provided, further, that this Section 1.11(d) shall not apply with respect to any (i) pledge, encumbrance or lien to secure the Company’s indebtedness or the indebtedness of a Subsidiary as part of the purchase price of such shares of voting stock, or incurred prior to at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof; (ii) lien for taxes, assessments or other government charges or levies (A) which are not yet due or payable without penalty, (B) which the Company is contesting in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (C) which secure obligations of less than $500,000 in amount; or (iii) lien of any judgment, if that judgment (X) is discharged or stayed on appeal or otherwise, within 90 days, (Y) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (Z) involves claims of less than $500,000.

ARTICLE II
MISCELLANEOUS PROVISIONS

SECTION 2.01
Effectiveness of Second Supplemental Indenture.

This Second Supplemental Indenture will become effective upon its execution and delivery.

SECTION 2.02
Senior Notes Unaffected by Other Supplemental Indentures.

To the extent the terms of the Original Indenture are amended by any other supplemental indentures, no such amendment shall relate or apply to the Senior Notes. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Notes. This Second Supplemental Indenture shall relate and apply solely to the Senior Notes.

SECTION 2.03
Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or the Senior Notes.

SECTION 2.04
Ratification and Incorporation of Original Indenture.

As supplemented and amended hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.05
Governing Law; Jurisdiction; Waiver of Jury Trial.

This Second Supplemental Indenture and the Senior Notes shall for all purposes be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof). The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Senior Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Second Supplemental Indenture or the Senior Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues, waives any objection to laying of venue in any such action or proceeding in such courts, and waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party

EACH OF THE COMPANY, THE TRUSTEE, AND THE HOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 2.06
Separability.

In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Senior Notes, but this Second Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.07
Executed in Counterparts; Electronic Signatures.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the Original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in any document to be signed in connection with this Second Supplemental Indenture, the Senior Notes or the Original Indenture, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used herein or in any document to be signed in connection with this Indenture, any other document or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

SECTION 2.08
Benefits of this Second Supplemental Indenture.

Nothing in this Second Supplemental Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar and their successors under the Indenture, and the Persons in whose names the Notes are registered from time to time, any benefit or any legal or equitable right, remedy or claim under the Original Indenture or this Second Supplemental Indenture.

SECTION 2.09
Amendments to the Original Indenture.

The Original Indenture is hereby amended as follows:

(a)
Section 8.02(k) of the Original Indenture shall be amended and restated in its entirety as follows: “in no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;”; and

(b)
Section 8.02(m) of the Original Indenture shall be amended and restated in its entirety as follows:  “in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear catastrophes, earthquakes, fires, floods, or other natural catastrophes or acts of God, sabotage, pandemics or epidemics, riots, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, accidents, labor disputes, acts of civil or military authority or governmental actions, or the unavailability of the Federal Reserve Bank or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.”

(c)
Section 8.02 of the Original Indenture shall be amended by deleting the word “and” at the end of clause (m) thereof, and adding the following clauses at the end of Section 8.02:

(i)	“(o)	the Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture, whether or not an original or a copy of such agreement has been provided to the Trustee; and”

(ii)	“(p)	the Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Indenture.

SECTION 2.10
USA PATRIOT ACT.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Second Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 2.11
Foreign Account Tax Compliance Act (FACTA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to use commercially reasonable efforts to provide to the Trustee, upon request, such information as it has in its possession about Holders and other applicable parties and/or transactions (including any modification to the terms of such transactions), so that the Trustee can determine whether it has tax-related obligations under Applicable Tax Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law.  The terms of this section shall survive the termination of this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

CONIFER HOLDINGS. INC., as Issuer
By:
Name:	Brian J. Roney
Title:	President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Name:	Michael H. Wass
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF 9.75% SENIOR UNSECURED NOTE DUE 2028

THIS SENIOR NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO CONIFER HOLDINGS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.05 OF THE SECOND SUPPLEMENTAL INDENTURE, THIS SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

No. A-1	CUSIP No.: [ ]
ISIN No.: [ ]

Conifer Holdings, Inc.

Global Certificate initially representing
$25,000,000 aggregate principal amount of
9.75% Senior Unsecured Notes due 2028

Units: 1,000,000

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding [____], as the case may be (whether or not a Business Day).
Original Issue Date:	[____], 2023
Final Stated Maturity:	[___], 2028
Interest Payment Dates:	[___] of each year, commencing [____]
Interest Rate:	9.75% per year
Authorized Denomination:	$25, or any integral multiples of $25 in excess thereof or in units, each representing $25.

This Global Certificate is in respect of a duly authorized issue of 9.75% Senior Unsecured Notes due 2028 (the “Senior Notes”) of Conifer Holdings, Inc., a Michigan corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Senior Notes represented by this Global Certificate on the Final Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing [___], 2023, and on the Final Stated Maturity at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Final Stated Maturity or any Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Final Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08 of the Original Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day (including the Redemption Date), then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, and interest due with respect to such principal on this Senior Note at the Final Stated Maturity or upon redemption will be made upon surrender of this Senior Note at the Corporate Trust Office of the Trustee in the United States. The principal of, and premium, if any, and interest due on this Senior Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the applicable procedures of the Depository, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly signed, manually or by facsimile, by one of its duly authorized officers as of the date first written above.

CONIFER HOLDINGS, INC.
By:
Name:	Brian J. Roney
Title:	President

Certificate of Authentication

This is one of the Senior Notes referred to in the within mentioned Indenture.

Wilmington Trust, National Association, as Trustee
By:
Authorized Signatory

Dated:

Reverse of Senior Note

1.
This Senior Note is one of a duly authorized issue of senior unsecured notes of the Company (the “Notes”) issued and issuable in one or more series under an Indenture dated as of September 24, 2018 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture, dated as of [_____], 2023 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as the 9.75% Senior Unsecured Notes due 2028, initially limited in aggregate principal amount of $25,000,000 (1,000,000 units of $25 each); provided, however, that (subject to the provisions of the Second Supplemental Indenture) the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and (except as otherwise provided in the Second Supplemental Indenture) with the same CUSIP and ISIN numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2.
This Senior Note is exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Senior Note or if at any time the Depository shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depository is required to be so registered and the Depository so notifies the Company and, in each case, the Company does not appoint a successor Depository within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Senior Notes or (iii) subject to the applicable procedures of the Depository, the Company in its sole discretion determines that this Senior Note shall be exchangeable for Senior Notes in definitive registered form and executes and delivers to the Note Registrar a written order of the Company providing that this Senior Note shall be so exchangeable, this Senior Note shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Senior Note shall be in minimum denominations of $25, or any integral multiples of $25 in excess thereof  or in units, each representing $25 and be of like aggregate principal amount and tenor as the portion of this Senior Note to be exchanged. Except as provided above or in the Second Supplemental Indenture, owners of beneficial interests in this Senior Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any paying agent nor the Note Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Senior Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3.
If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of greater than 50% in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

5.
The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

6.
At any time and from time to time on [____], or any Interest Payment Date thereafter, this Senior Note will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date.

7.
If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of Senior Notes to be redeemed by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in amounts of $25 and integral multiples of $25 in excess thereof and shall thereafter promptly notify the Company in writing of the number of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Notes, interests in such Global Notes shall be selected for redemption by the Depository in accordance with its applicable procedures therefor.

8.
No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.

9.
(a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Note Register upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company or the Note Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b) Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee, any paying agent and the Note Registrar of the Company or the Trustee may deem and treat the Person in whose name this Senior Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Second Supplemental Indenture), whether or not this Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar, and neither the Company nor the Trustee nor any paying agent nor the Note Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Second Supplemental Indenture, all payments of the principal of, and premium, if any, and interest due on this Senior Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectively satisfy and discharge liability for moneys payable on this Senior Note.

(c) The Senior Notes are issuable only in registered form without coupons in minimum denominations of $25, or any integral multiples of $25 in excess thereof or in units, each  representing $25. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

10.
No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

11.
This Senior Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State. EACH OF THE COMPANY, THE TRUSTEE, AND THE HOLDER OF THIS SENIOR NOTE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

 *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT - Custodian under Uniform Gift to Minors Act

(State)

TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.